UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act Of 1934 (Amendment No.         )

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Crawford & Company

Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CRAWFORD & COMPANY

5335 Triangle Parkway

Peachtree Corners, Georgia 30092

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Crawford & Company (the “Company”), dated April 10, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 15, 2020 at 2:00 p.m. Eastern Time. This supplement is being filed with the Securities and Exchange Commission and is being made available to the shareholders of the Company on or about May 6, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FRIDAY, MAY 15, 2020

To the Shareholders of Crawford & Company:

Due to the public health impact of the novel coronavirus outbreak (COVID-19) and the related governmental actions in response to the outbreak, as well as to support the health and well-being of our employees, shareholders and directors, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of the Company has been changed to be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on Friday, May 15, 2020 at 2:00 p.m. Eastern Time. As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record of Class B Common Stock of the Company as of the close of business on March 20, 2020, the record date. Shares of Class A Common Stock of the Company are not entitled to vote at the Annual Meeting.

To access the Annual Meeting online, visit the virtual meeting website at https://web.lumiagm.com/204993585. You can also access this link directly from our website at www.crawco.com at the “News & Events” tab under “Investors”. To be admitted to the Annual Meeting, you will then need to enter your control number found on your proxy card, your voting instruction form or the “Notice of Internet Availability” that you previously received, as well as the meeting code CRAWFORD2020. Registered shareholders may contact EQ Shareowners Services at 800-468-9716 for technical help on the day of the Annual Meeting. If you have not already cast your vote, you may vote during the Annual Meeting by following the instructions that will be available on the virtual meeting website during the Annual Meeting. Only shareholders may ask questions during the meeting. You may also enter the meeting as a guest without a control number by entering the meeting code, but you will not be able to cast your vote as a guest or ask questions.

The Annual Meeting will begin promptly at 2:00 p.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will open approximately at 1:45 p.m. Eastern Time, and you should allow ample time to log in to the meeting. We recommend that you carefully review the procedures needed to gain admission in advance.

Whether or not you plan to access the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Company’s Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 2019 are available at https://materials.proxyvote.com/224633.

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By Order of The Board of Directors,

/s/ Joseph O. Blanco

Joseph O. Blanco, EVP, General Counsel and Corporate Secretary

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